Exhibit 4.4.11


     SEVENTY-FOURTH SUPPLEMENTAL INDENTURE dated as of the first day of March, 1994, made and entered into by and between WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts, with its principal place of business at 174 Brush Hill Avenue, West Springfield, Massachusetts 01089 (hereinafter generally called the Company), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association organized under the laws of the United States of America, as successor by merger to Old Colony Trust Company, as Trustee under the Mortgage Indenture described below, with its principal office at 100 Federal Street, Boston, Massachusetts 02110 (said The First National Bank of Boston or, as applied to action antedating the effective date of said merger, said Old Colony Trust Company, being hereinafter generally called the Trustee).

     WITNESSETH that:

     WHEREAS the Company has heretofore executed and delivered to the Trustee its First Mortgage Indenture and Deed of Trust(FN1) dated as of August 1, 1954 (hereinafter as amended by a First Supplemental Indenture dated as of October 1, 1954, called the Original Indenture, the Original Indenture with all indentures supplemental thereto being hereinafter generally called the Indenture), conveying certain property therein described in trust as security for the Bonds of the Company to be issued thereunder as therein provided and for other purposes more particularly specified therein, and the Trustee has accepted said Trust; and

     WHEREAS there are outstanding $308,219,000 aggregate principal amount of Bonds which have been issued at various times and in various amounts and with various dates of maturity and rates of interest and have been denominated Series F, Series G, Series H, Series J, Series R, Series T, Series U, Series V and Series W; and

     WHEREAS the Company has authorized the issue pursuant to Section 3.08 of the Original Indenture of an additional series of its fully registered First Mortgage Bonds without coupons, to be issued under the Indenture, to be designated "First Mortgage Bonds, Series X, 6-1/4%, due March 1, 1999" (hereinafter called the Series X Bonds) and to be limited (except as provided in Section 2.13 of the Original Indenture) in aggregate principal amount to $40,000,000 being the entire issue of the Series X Bonds; and

     WHEREAS the Company, pursuant to resolutions duly and legally adopted by its Board of Directors at a meeting duly called and held for the purpose, has duly authorized the execution and delivery of this Seventy-Fourth Supplemental Indenture and the issue of the Series X Bonds in the aggregate principal amount of $40,000,000; and

     WHEREAS the issue of the Series X Bonds in said aggregate principal amount of $40,000,000 and the execution and delivery of this Seventy-Fourth Supplemental Indenture have been duly approved to the extent required by law by the Department of Public Utilities of said Commonwealth and by the Department of Public Utility Control of the State of Connecticut; and


(FN1) For details as to the filing and recording of this instrument in Massachusetts, see Schedule C.


     WHEREAS all requirements of law and of the certificate of incorporation, as amended, and of the by-laws of the Company, including all requisite action on the part of directors and officers, and all things necessary to make the Series X Bonds, when duly executed by the Company and delivered, the valid, binding, and legal obligations of the Company, and the covenants and stipulations herein contained valid and binding obligations of the Company, have been done and performed, and the execution and delivery hereof have been in all respects duly authorized; and

     NOW, THEREFORE, THIS SEVENTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:
In consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance by the registered owners thereof of the Series X Bonds at any time issued hereunder, and of one dollar ($1) duly paid to the Company by the Trustee and for other good and valuable considerations, the receipt whereof at or before the ensealing and delivery of these presents is hereby acknowledged, and in confirmation of and supplementing the Indenture, and in the performance and observance of the provisions thereof, and in order to establish the form and characteristics of the Series X Bonds, and to secure the payment of the principal of and premium, if any, and interest on all Bonds from time to time outstanding under the Indenture according to their tenor and effect, and to secure the performance and observance of all the covenants and conditions contained therein and in this Seventy-Fourth Supplemental Indenture, the Company has executed and delivered this Seventy-Fourth Supplemental Indenture, and does hereby confirm the conveyance, transfer, assignment, and mortgage of the franchises and properties as set forth in the Original Indenture and in all supplemental indentures prior hereto, excepting only such as have been released in accordance with Article VII of the Indenture and has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, and confirmed, and by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, and confirm unto The
First National Bank of Boston, as Trustee, as provided in the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, all and singular the franchises and properties of the Company of the character described and defined in the Original Indenture as Mortgaged Property (including all and singular such franchises and properties which may hereafter be acquired by the Company) acquired after the execution of the Original Indenture including all real property conveyed to the Company prior to the date hereof, including, but not limited to, the property set forth in Schedule B appended hereto, subject, however, to Permitted Encumbrances and to any mortgages or other liens or encumbrances thereon of the character described in Section 4.10 of the Indenture existing at the time of the acquisition of such franchises and properties by the Company or created contemporaneously to secure or to raise a part of the purchase price thereof and to any renewals or extensions of such Permitted Encumbrances, mortgages or other liens or encumbrances.

     There is furthermore expressly excepted and excluded from the lien and operation of this Seventy-Fourth Supplemental Indenture, and from the definition of Mortgaged Property, all the property of the Company described in clauses A to J, both inclusive, of the granting clauses of the Original Indenture, whether owned at the time of the execution of this Seventy-Fourth Supplemental Indenture or thereafter acquired by it.

     TO HAVE AND TO HOLD all and singular the above described franchises and properties unto the said The First National Bank of Boston, as Trustee under the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, to its and their own use forever.


     BUT IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture for the equal pro rata benefit, security, and protection of the bearers or registered owners of the Bonds from time to time certified, issued, and outstanding under the Indenture, without any discrimination, preference, priority, or distinction of any Bond or coupon over any other Bond or coupon by reason of series, priority in the time of issue, sale, or negotiation thereof, or otherwise howsoever, except as otherwise provided in the Indenture;

     PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and the premium, if any, and interest on the Bonds Outstanding under the Indenture at the times and in the manner stipulated therein and in the Indenture and shall keep, perform, and observe all and singular the covenants and promises in said Bonds and in the Indenture expressed to be kept, performed, and observed by or on the part of the Company, then this Seventy-Fourth Supplemental Indenture and the estate and rights hereby granted shall, pursuant to the provisions of Article XV of the Original Indenture, cease, determine and be void, but only if the Indenture shall have ceased, determined and become void, as therein provided, otherwise to be and remain in full force and effect.

                                 ARTICLE I.

                 DESCRIPTION AND ISSUE OF SERIES X BONDS.

      Section 1.01. Series X Bonds and the certificate of authentication of the Trustee upon said Bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto, with such changes therein as shall be approved by the Company and the Trustee. Series X
Bonds shall be designated as the First Mortgage Bonds, Series X, 6-1/4%, due March 1, 1999 of the Company, shall be issuable in the aggregate principal amount of forty million dollars ($40,000,000) and no more except as provided in Section 2.13 of the Original Indenture, shall be dated as provided in Section 1.02 of this Seventy- Fourth Supplemental Indenture, shall mature March 1, 1999, shall bear interest at the rate specified in their title, as provided in said Section 1.02 until the Company's obligation in respect of the principal thereof shall be discharged, payable semiannually on the first days of March and September in each year as provided in said
Section 1.02 (the principal and interest thereon being payable at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts, or at the principal corporate trust office of its successors, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts), shall be issued in fully registered form in denominations of one thousand dollars ($1,000) and any multiple thereof, shall be transferable as provided in Sectioin 2.08 of said Original Indenture at the principal corporate trust office of the Trustee or at the office or agency of the Company in the Borough of Manhattan, the City of New York, New York and shall not be redeemable in whole or in part at any time as hereinafter provided in Article III of this Seventy-Fourth Supplemental Indenture. Notwithstanding the provisions of
Section 2.11 of the Original Indenture, no charge, except for taxes or governmental charges, shall be made by the Company upon any registration of transfer or exchange of Series X Bonds.

     Series X Bonds in fully registered form may be exchanged at the principal corporate trust office of the Trustee or at the office or agency of the Company in the Borough of Manhattan, the City of New York, New York, for a like aggregate principal amount of Series X Bonds in fully registered form of other authorized denominations and, upon surrender for exchange of one or more of such Series X Bonds, the Company shall execute and the Trustee shall certify and there shall be delivered in exchange therefor a like aggregate principal amount of such Series X Bonds of other authorized denominations. Bonds so surrendered for exchange shall be considered as having been surrendered for Cancellation and shall be forthwith cancelled by the Trustee.

     Pursuant to the provisions of Section 2.07 of the Original Indenture, the Company appoints BancBoston Trust Company of New York and its successors as the agency of the Company in the Borough of Manhattan, the City of New York, New York, for the registration of transfer and exchange of Series X Bonds.

     Section 1.02. Notwithstanding the provisions of Section 2.12 of the Original Indenture, the person in whose name any Series X Bond is registered at the close of business on any record date (as herein below defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such Bond is registered on a subsequent record date for the payment of such defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of Series X Bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the February 15 or August 15, as the case may be, next preceding such interest payment date, or, if such February 15 or August 15 shall be a legal holiday or a day on which banking institutions in the City of Boston, Massachusetts, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     Notwithstanding the provisions of Sections 2.01 and 2.12 of the Original Indenture, each Series X Bond shall be dated the date of the certification thereof by the Trustee, and shall bear interest on the principal amount thereof payable semiannually on the first days of March and September in each year, until the Company's obligation with respect to the principal shall be discharged, at the rate per annum specified in the title from the interest payment date next preceding the date thereof to which interest has been paid on the Bonds of said series, or if the date thereof is prior to August 16, 1994, then from the date of original issuance, or if the date thereof be an interest payment date to which interest is being paid or a date between the record date for any interest payment date to which interest is paid and such interest payment date, then from such interest payment date.

                                 ARTICLE II.

                            DIVIDEND COVENANT.

     Section 2.01. This Seventy-Fourth Supplemental Indenture imposes no additional restrictions on the Company's right to declare or pay any dividends or make any other distributions on or in respect of its common stock or to purchase or otherwise acquire for a consideration any shares of its common stock beyond those created by prior supplemental indentures and those in the Company's preferred stock provisions, by-laws and those otherwise required by law.

                                ARTICLE III.

                       REDEMPTION OF SERIES X BONDS.

      The Series X Bonds shall not be redeemable as a whole or in part at any time.

                                 ARTICLE IV.

                               THE TRUSTEE.

  Section 4.01. The Trustee shall be entitled to, may exercise, and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture, as if the provisions concerning the same were incorporated herein at length. The remedies and provisions of the Indenture applicable in case of any default by the Company thereunder are hereby adopted and made applicable in case of any default with respect to the properties included herein and, without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are expressed to be conferred by the Indenture.

                                 ARTICLE V.

                                DEFEASANCE.

     Section 5.01. This Seventy-Fourth Supplemental Indenture shall become void when the Indenture shall be void.

                                 ARTICLE VI.

                         MISCELLANEOUS PROVISIONS.

   Section 6.01. The recitals in this Seventy-Fourth Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Seventy- Fourth Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery, or recording of this Seventy-Fourth Supplemental Indenture, except as expressly set forth in the Original Indenture. The Trustee shall not be taken impliedly to waive by this Seventy- Fourth Supplemental Indenture any right it would otherwise have as provided in the Original Indenture, this Seventy-Fourth
Supplemental Indenture shall hereafter form a part of the Indenture.

   Section 6.02. This Seventy-Fourth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

      IN WITNESS WHEREOF, said Western Massachusetts Electric Company has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal to be hereto affixed and attested by its Clerk or an Assistant Clerk, and said The First National Bank of Boston has caused this instrument to be executed in its corporate name by one of its Authorized Officers, thereunto duly authorized, and its corporate seal to be hereto affixed, all as of the day and year first above written.

                                   WESTERN MASSACHUSETTS ELECTRIC COMPANY

                                    By /s/John B. Keane
                                         Vice President

                                    and by/s/Robert C. Aronson
                                              Assistant Treasurer

Attest:                                        (CORPORATE SEAL)

 /s/ Mark A. Joyse
  Assistant Clerk

Signed, sealed and delivered by Western Massachusetts Electric Company in our presence:

/s/ Tracy DeCredico
/s/ Jeffery C. Miller
                                    THE FIRST NATIONAL BANK OF BOSTON,
                                     Trustee

                                    By  /s/Mark Nelson
                                           Authorized Officer

                                             (CORPORATE SEAL)

Signed, sealed and delivered by
The First National Bank of Boston
in our presence:

/s/Traci Martin
/s/Kecia Banks



STATE OF CONNECTICUT
                               BERLIN
COUNTY OF HARTFORD

     On this 9th day of March in the year 1994 before me personally came John B. Keane and Robert C. Aronson, to me personally known, who being by me duly sworn did depose and say that they are respectively Vice President and Assistant Treasurer of Western Massachusetts Electric Company, one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that they signed their names thereto by like authority; and they acknowledged said instrument to be their free act and deed in their said respective capacities and the free act and deed of Western Massachusetts Electric Company.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, at Berlin in said State, the day and year first above written.

                                   /s/ Maureen Rothwell
                                       Maureen J. Rothwell
                                       Notary Public for the
                                       State of Connecticut

 My commission expires:  May 31, 1996

 (NOTARIAL SEAL)

COMMONWEALTH OF MASSACHUSETTS
                                    BOSTON
COUNTY OF SUFFOLK

     On this 11th day of March in the year 1994 before me personally came Mark Nelson, to me personally known, who being by me duly sworn did depose and say that he is an authorized officer of The First National Bank of Boston, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed in his said capacity and the free act and deed of The First National Bank of Boston.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, at Boston in said Commonwealth, the day and year first above written.

                                   /s/ Shawn Patrick George
                                       Notary Public for the
                                         Commonwealth of
                                           Massachusetts

 My commission expires: September 2, 1999

 (NOTARIAL SEAL)


                                Schedule A

                              [FORM OF BOND]

 No.                                                          $

                   WESTERN MASSACHUSETTS ELECTRIC COMPANY
            First Mortgage Bond, Series X, 6-1/4%, due March 1, 1999

      FOR VALUE RECEIVED, WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation of the Commonwealth of Massachusetts (hereinafter called the
Company), hereby promises to pay to                   , registered
assigns, the principal sum of             dollars, on the first day of
March, 1999, and to pay interest on said sum semiannually on the first days of March and September in each year until the Company's obligation with respect to said principal sum shall be discharged at the rate per annum specified in the title of this Bond from the interest payment date next preceding the date hereof to which interest has been paid on the Bonds of this series, or if the date hereof is prior to August 16, 1994, then from the date of original issuance, or if the date hereof be an interest payment date to which interest is being paid or a date between the record date for any interest payment date to which interest is paid and such interest payment date, then from such interest payment date. Both principal and interest shall be payable at the principal corporate trust office in the City of Boston in the County of Suffolk in said Commonwealth of The First National Bank of Boston (hereinafter with its successors, generally called the Trustee), or at the principal corporate trust office of its successors, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

     Each installment of interest hereon (other than overdue interest) shall be payable to the person (as defined in the Original Indenture mentioned on the reverse hereof) who shall be the registered owner of this Bond at the close of business on the record date, which shall be the February 15 or August 15, as the case may be, next preceding such interest payment date, or, if such February 15 or August 15 shall be a legal holiday or a day on which banking institutions in the City of Boston, Massachusetts, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, including without limitation provisions in regard to the registration of transfer and exchangeability of this Bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

     This Bond shall take effect as a sealed instrument.

     This Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by the Trustee.


     IN WITNESS WHEREOF, WESTERN MASSACHUSETTS ELECTRIC COMPANY has caused this Bond to be executed in its name and on its behalf by its President or a Vice President and its Treasurer or an Assistant Treasurer thereunto duly authorized, and its corporate seal to be impressed or imprinted hereon.

Dated:                             WESTERN MASSACHUSETTS ELECTRIC COMPANY

                                   By

                                   By

                        CERTIFICATE OF AUTHENTICATION

      This Bond is one of the First Mortgage Bonds, Series X, 6-1/4%, due March 1, 1999, described and provided for in the within mentioned
Indenture.

                                   THE FIRST NATIONAL BANK OF BOSTON,
                                     TRUSTEE

                                   By

                                           Authorized Signatory




                             [FORM OF BOND]

                                 [REVERSE]

      This Bond is one of a series of Bonds in fully registered form known as the "First Mortgage Bonds, Series X, 6-1/4%, due March 1, 1999" of the Company, limited to forty million dollars ($40,000,000) in aggregate principal amount (except as provided by the terms of Section 2.13 of the Original Indenture mentioned below), and issued under and secured by a First Mortgage Indenture and Deed of Trust between the Company and Old Colony Trust Company (now The First National Bank of Boston, successor by merger) as Trustee, dated as of August 1, 1954 (herein as amended by a First Supplemental Indenture dated as of October 1, 1954, called the Original Indenture, the Original Indenture with all indentures supplemental thereto, including specifically the Seventy-Fourth Supplemental Indenture dated as of March 1, 1994, being herein generally called the Indenture) and said Seventy-Fourth Supplemental Indenture, an executed counterpart of each of which is on file at the principal corporate trust office of the Trustee, to which Indenture reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the bearers or registered owners of Bonds issued and to be issued thereunder, the rights, duties, and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which said Bonds, and other and further Bonds of other series, are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this Bond as herein provided.

     The Bonds of this series are issuable in fully registered form in denominations of one thousand dollars ($1,000) and any multiple thereof.

     This Bond is transferable by the registered owner hereof upon surrender hereof at the principal corporate trust office of the Trustee or at the office or agency of the Company in the Borough of Manhattan, the City of New York, New York, together with a written instrument of transfer in approved form signed by the registered owner or by his duly authorized attorney, and a new Bond or Bonds of this series for a like principal amount will be issued in exchange, all as provided in the Indenture. Prior to due presentment for registration of transfer of this Bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this Bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

     This Bond is exchangeable at the option of the registered owner hereof at the principal corporate trust office of the Trustee or at the office or agency of the Company in the Borough of Manhattan, the City of New York, New York, for an equal principal amount of fully registered bonds of this series of other authorized denominations, in the manner and on the terms provided in the Indenture.

     Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee, which shall be considered to be the holder of all bonds of this series for all purposes of the Mortgage, including, without limitation, payment by the Company of principal of and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in bonds of this series ("Book-Entry Interests") having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the "Participants") and certain persons acting through the Participants. Transfer of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply but to the new depository. If the book- entry only system for bonds of this series is discontinued for any reason upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holder of Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

     The Bonds of this series are not subject to redemption as a whole or in part at any time.

     The Indenture contains provisions permitting the Company and the Trustee with the consent of the bearers or registered owners of not less than seventy percentum (70%) in principal amount of the Bonds at the time outstanding (except Bonds held by or for the benefit of the Company), including, if more than one series of Bonds shall be at the time outstanding, not less than seventy percentum (70%) in principal amount of the Bonds (except Bonds held by or for the benefit of the Company) of each series affected differently from those of other series, to effect by supplemental indenture modifications or alterations of the Indenture and of the rights and obligations of the Company and of the bearers and registered owners of the Bonds; but no such modification or alteration shall be made which, without the written approval or consent of the registered owner hereof, will extend the maturity hereof or reduce the rate or extend the time for payment of interest hereon or change the amount of the principal hereof or of any premium payable on the redemption hereof, or which will reduce the percentage of the principal amount of Bonds or the percentage of the principal amount of Bonds of any one series required for the adoption of the modifications or alterations as aforesaid, or authorize the creation by the Company, except as expressly authorized by the Indenture, of any mortgage, pledge, or lien upon the property subjected thereto ranking prior to or on an equality with the lien thereof.

     If a default as defined in the Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity, in the manner and with the effect provided in the Indenture; but any default and the consequences thereof may be waived by certain percentages of the bearers or registered owners of Bonds, all as provided in the Indenture.


     No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the Indenture against any incorporator, stockholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation under any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability being waived and released by the holder hereof by the acceptance of this Bond.


                                Schedule B

                                   NONE

                                Schedule C

      Detail of Filing and Recording of First Mortgage Indenture and Deed of Trust dated as of August 1, 1954 in Massachusetts.

                             Date
                           Recorded     Doc. No.       Book      Page
Registry of Deeds

County of Berkshire

Middle District             8/18/54       22357         614       395
Northern District           8/18/54       2684          512        97
Southern District           8/18/54       None          310       379
                                          Assigned

County of Franklin          8/18/54       3501         1007         2
County of Hampshire         8/18/54       5070         1175       388
County of Hampden           8/15/54       20682        2331         1

Registry District of Land Court

County of Berkshire

 Middle District             10/4/54       8407-A
 Northern District           11/5/68       3115

County of Hampshire          8/18/54       822
County of Hampden            8/19/54       18800

Office of Town Clerk,
West Springfield*            3/22/67       6917          None     Assigned

*Confirmatory Indenture of
Mortgage filed               8/18/54       None           54       121
                                           Assigned

Secretary of the Commonwealth              442315